UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on June 10, 2023, Nasdaq, Inc. (“Nasdaq”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Nasdaq, Argus Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of Nasdaq, Argus Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Nasdaq, Adenza Holdings, Inc., a Delaware corporation (“Adenza”), and Adenza Parent, LP, a Delaware limited partnership (“Seller”), pursuant to which Nasdaq will acquire 100% of the stock of Adenza from Seller (the “Acquisition”). The Acquisition has not yet been consummated and there can be no assurance that the Acquisition will be consummated as contemplated or at all. For further information relating to the Acquisition, please see Nasdaq’s Current Report on Form 8-K filed with the SEC on June 12, 2023.

On June 16, 2023, in connection with the Acquisition, Nasdaq, certain lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) entered into Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of December 16, 2022 (as amended by Amendment No. 1, dated as of March 29, 2023, the “Existing Credit Agreement”), among Nasdaq, the lenders party thereto, the Administrative Agent and the other parties from time to time party thereto.

Pursuant to the Amendment, the financial covenant in the Existing Credit Agreement will be amended to increase the maximum leverage ratio permitted thereunder in connection with and following the consummation of the Acquisition, subject to certain step-downs set forth therein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 8.01.	Other Events.

Nasdaq is filing: (i) as Exhibit 99.1 to this Current Report on Form 8-K, the audited consolidated financial statements of Adenza Group, Inc., a Delaware corporation and wholly owned subsidiary of Adenza (“Adenza Group”), as of December 31, 2022 and 2021 and for each of the fiscal years ended December 31, 2022 and 2021; (ii) as Exhibit 99.2, Adenza Group’s interim unaudited consolidated financial statements as of March 31, 2023 and for the three months ended March 31, 2023; (iii) as Exhibit 99.3, the unaudited pro forma condensed combined financial statements of Nasdaq, giving effect to the Acquisition and the related transactions described therein; and (iv) as Exhibit 23.1, the consent of BDO USA, LLP, independent registered public accounting firm of Adenza Group.

This Current Report on Form 8-K does not modify or update the consolidated financial statements of Nasdaq included in its Annual Report on Form 10-K for the year ended December 31, 2022 or in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, nor does it reflect any subsequent information or events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

10.1	Amendment No. 2, dated as of June 16, 2023, among Nasdaq, Inc., a Delaware corporation, the lenders party thereto and Bank of America, N.A., as administrative agent.

23.1	Consent of BDO USA, LLP, independent auditor (with respect to Adenza Group, Inc.).

99.1	Audited consolidated financial statements of Adenza Group, Inc. as of December 31, 2022 and 2021, and for each of the fiscal years ended December 31, 2022 and 2021.

99.2	Interim unaudited consolidated financial statements of Adenza Group, Inc. as of March 31, 2023 and for the three months ended March 31, 2023.

99.3	Unaudited pro forma condensed combined financial statements of Nasdaq, Inc. as of March 31, 2023 and for the year ended December 31, 2022 and three months ended March 31, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2023	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer